Exhibit 99.1

                                            For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for First Quarter 2008

Columbia, SC, April 24, 2008...SCANA Corporation (NYSE: SCG) today reported consolidated earnings for the first quarter of 2008 of $109 million, or $.94 per share, compared to $86 million, or $.73 per share, for the first quarter of 2007.

“We are very pleased with our strong first quarter financial results,” said Jimmy Addison, senior vice president and chief financial officer. “Several positive factors contributed to the higher quarterly earnings, including sustained customer growth throughout our regulated service territories, improved industrial and wholesale sales and the impact of the retail electric rate increase in South Carolina. We also had improved earnings in our non-regulated retail natural gas marketing business in Georgia.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the first quarter of 2008 of $60 million, or $.51 per share, compared to $37 million, or $.32 per share, in the same quarter last year. The higher earnings are due primarily to improved electric sales margins driven by customer growth, improved industrial and wholesale sales and the electric rate increase that was effective January 1, 2008. Natural gas sales margins were also higher due to the November 2007 Rate Stabilization Act rate adjustment. At March 31, 2008, SCE&G was serving approximately 643,000 electric customers and approximately 305,000 natural gas customers, up 2.1 percent and 1.3 percent, respectively, from the same time last year.

PSNC Energy

PSNC Energy, SCANA’s retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported earnings of $28 million, or $.24 per share, in the first quarter of 2008, compared to $27 million, or $.23 per share, in the first quarter of 2007. The improvement was due primarily to customer growth. At March 31, 2008, PSNC Energy was serving approximately 461,000 natural gas customers, an increase of 3.3 percent over the last twelve months.

Carolina Gas Transmission

Carolina Gas Transmission Corporation reported earnings in the first quarter of 2008 of $3 million, or $.02 per share, unchanged compared to the first quarter of 2007.

SCANA Energy

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported earnings of $22 million, or $.19 per share, in the first quarter of 2008, compared to $18 million, or $.16 per share, in the first quarter of 2007. This improvement is due primarily to improved sales margins which more than offset higher operating and customer service expenses compared to last year.  At March 31, 2008, SCANA Energy was serving more than 490,000 customers in Georgia, maintaining its position as the second largest natural gas marketer in the state.

Corporate and Other Non-Regulated

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $3 million, or $.02 per share in the first quarter of 2008, compared to breakeven results for the first quarter of 2007.  The decline is due to synthetic fuel royalties recorded in the first quarter of 2007 (royalties were reversed in subsequent quarters due to phase-out driven by high oil prices).

2008 EARNINGS OUTLOOK

The Company affirms its previous guidance that 2008 earnings will be in the range of $2.90 to $3.05 per share. This estimate assumes normal weather in the Company’s electric and natural gas service areas and excludes any potential impacts from changes in accounting principles and certain gains or losses from investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company expects an average annual earnings growth rate of 4 to 6 percent over the next 3 to 5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Daylight Time on Friday, April 25, 2008. The call-in numbers for the conference call are 1-866-761-0749 (US/Canada) and 1-617-614-2707 (International). The passcode is 41241168. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 9, 2008. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 48408469.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call and a transcript will also be available on the Company’s web site approximately 2 hours after conclusion of the call through May 9, 2008.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 643,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of financing efforts; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2008	2007
Operating Revenues:
Electric	$488	$443
Gas-Regulated	482	435
Gas-Non-regulated	563	485
Total Operating Revenues	1,533	1,363

Operating Expenses:
Fuel Used in Electric Generation	177	156
Purchased Power	5	11
Gas Purchased for Resale - Regulated	337	297
Gas Purchased for Resale - Nonregulated	501	430
Other Operation and Maintenance	177	174
Depreciation and Amortization (1)	80	91
Other Taxes	43	41
Total Operating Expenses (1)	1,320	1,200

Operating Income (1)	213	163

Other Income, Net (1)	12	13

Interest Charges, Net	(53)	(53)
Income Tax Expense (1)	(62)	(30)
Earnings (Losses) from Equity
Method Investments (1)	1	(5)
Preferred Stock Cash Dividends of SCE&G	(2)	(2)

Net Income (1)	$109	$86

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	116.7	116.7
Basic & Diluted Reported Earnings Per Share	$.94	$.73

Note (1): In January 2005, the South Carolina Public Service Commission approved an accounting methodology which allows the Company to recover the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning January 1, 2005, the Company recognized its accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. The Company recorded accelerated depreciation to the extent tax credits were available through the end of 2007 and with the expiration of the synfuel tax credit program no such accelerated depreciation will be recorded in 2008. While these entries resulted in a $12 million reduction in operating income in the first quarter of 2007, they were fully offset by reductions in income taxes and losses from equity method investments and there was no impact on net income.

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	March 31,	December 31,
	2008	2007
ASSETS:
Utility Plant, Net	$7,672	$7,538
Nonutility Property and Investments, Net	280	275
Total Current Assets	1,265	1,301
Total Regulatory Assets and Deferred Debits	1,032	1,051
Total	$10,249	$10,165

CAPITALIZATION AND LIABILITIES
Capitalization:
Common Equity	$3,022	$2,960
Preferred Stock	113	113
Long-term Debt, Net	3,276	2,879
Total Capitalization	6,411	5,952
Current Liabilities:
Short-Term Borrowings	356	627
Current Portion of Long-Term Debt	233	233
Other	693	861
Total Current Liabilities	1,282	1,721
Total Regulatory Liabilities and Deferred Credits	2,556	2,492
Total	$10,249	$10,165

Variances in Earnings per Share: (Unaudited)
Quarter Ended March 31,

2007 Basic & Diluted Reported (GAAP) Earnings Per Share	$.73

Variances:
Electric Margin	.16
Natural Gas Margin	.07
Operation & Maintenance Expense	(.02)
Property Taxes	(.01)
Other	.01
Variance in Reported (GAAP) Earnings per Share	.21

2008 Basic & Diluted Reported (GAAP) Earnings Per Share	$.94

Earnings per Share by Company: (Unaudited)
	Quarter Ended March 31,

	2008	2007
South Carolina Electric & Gas	$.51	$.32
PSNC Energy	.24	.23
Carolina Gas Transmission	.02	.02
SCANA Energy-Georgia	.19	.16
Corporate and Other Nonregulated, Net	(.02)	--
Basic and Diluted Reported (GAAP) Earnings per Share	$.94	$.73

Consolidated Operating Statistics:
	Quarter Ended March 31,
	2008	2007	% Change
Electric Operations:

Sales (Million KWH):
Residential	1,816	1,762	3.1
Commercial	1,709	1,669	2.4
Industrial	1,553	1,499	3.6
Other	128	126	1.6
Total Retail Sales	5,206	5,056	3.0
Wholesale	634	531	19.4
Total Sales	5,840	5,587	4.5

Customers (Period-End, Thousands)	643	630	2.1

Natural Gas Operations:

Sales (Thousand Dekatherms):
Residential	32,255	31,203	3.4
Commercial	14,589	14,283	2.1
Industrial	40,825	37,805	8.0
Total Retail Sales	87,669	83,292	5.3
Sales for Resale	3,086	4,244	(27.3)
Transportation Volumes	41,309	39,726	4.0
Total Sales	132,064	127,262	3.8

Customers (Period-End, Thousands)	1,257	1,240	1.4

Security Credit Ratings (as of 04/24/08):
	Moody’s (2)	Standard & Poor’s (3)	Fitch
SCANA Corporation:
Senior Unsecured	Baa1	BBB+	A-
Outlook	Stable	Negative	Stable

South Carolina Electric & Gas Company:
Senior Secured	A2	A-	A+
Senior Unsecured	A3	BBB+	A
Commercial Paper	P-2	A-2	F1
Outlook	Stable	Negative	Stable

PSNC Energy:
Senior Unsecured	A3	A-	A
Commercial Paper	P-2	A-2	F1
Outlook	Stable	Negative	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F1
Note (2): On December 4, 2007, Moody’s downgraded SCANA, SCE&G, SCFC and PSNC Energy one notch.
Note (3): On October 8, 2007, S&P affirmed its A- ratings on SCANA, SCE&G, PSNC Energy and SCFC and revised the rating outlook to negative.